UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 11, 2013

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company.  Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries.  Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01              Other Events.

ACC Deregulation Docket

As previously reported, on May 9, 2013, the Arizona Corporation Commission (the “ACC” or the “Commission”) voted to re-examine the facilitation of a deregulated retail electric market in Arizona.  The ACC subsequently opened a docket for this matter and received comments from a number of interested parties on the considerations involved in establishing retail electric deregulation in the state.  One of these considerations is whether various aspects of a deregulated market, including setting utility rates on a “market” basis, would be consistent with the requirements of the Arizona Constitution.  On September 11, 2013, after receiving legal advice from the Commission’s Staff, the ACC voted 4-1 to close the current docket and await full Constitutional authority before any further examination of this matter.  The motion approved by the Commission also included   opening one or more new dockets in the future to explore options to offer more rate choices to customers and innovative changes within the existing cost-of-service regulatory model that could include elements of competition.

Four Corners

Arizona Public Service Company (“APS”) and Southern California Edison Company (“SCE”) have an agreement (the “Agreement”) whereby APS has agreed to purchase SCE’s 48% interest in each of Units 4 and 5 of the Four Corners Power Plant (“Four Corners”).  We previously reported that in light of the ACC’s re-examination of retail electric deregulation in Arizona described above, APS was not in a position to close the Four Corners purchase transaction with SCE until the ACC’s intentions with regard to pursuing deregulation in Arizona became clearer. The ACC’s action in closing the deregulation docket is a positive development for the future of Four Corners.  APS now intends to move forward to address the remaining conditions to closing of the transaction with SCE.  The principal remaining condition to closing set forth in the Agreement is the negotiation and execution of a new coal supply contract for Four Corners on terms reasonably acceptable to APS. These negotiations are substantially complete, but signing of the contract is subject to successful execution of a related transaction whereby ownership of the coal supplier that operates the mine that serves Four Corners would be transferred to the Navajo Nation.  In addition, the other owners of the plant must finalize their internal approvals of the coal contract.

Pursuant to the Agreement, because all of the closing conditions were not originally satisfied by December 31, 2012, either APS or SCE has a right to terminate the Agreement, unless the party seeking to terminate is then in breach of the Agreement.  APS cannot predict whether the closing conditions will be satisfied such that closing of its planned purchase of SCE’s interest in Four Corners can occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: September 13, 2013	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and Chief Financial
Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: September 13, 2013	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and Chief Financial
Officer